Exhibit 4.1

UNUSUAL MACHINES, INC.

AMENDED AND RESTATED

2022 EQUITY INCENTIVE PLAN

1. Scope of Plan; Definitions.

(a) This 2022 Equity Incentive Plan (the “Plan”) is intended to advance the interests of Unusual Machines, Inc. (the “Company”) and its Related Corporations by enhancing the ability of the Company to attract and retain qualified employees, consultants, Officers and directors, by creating incentives and rewards for their contributions to the success of the Company and its Related Corporations. This Plan will provide to (a) directors, Officers, employees and consultants of the Company and Related Corporations opportunities to purchase Common Stock of the Company pursuant to options granted hereunder (“Non-Qualified Options”); (b) directors, Officers, employees and consultants of the Company and Related Corporations opportunities to receive shares of Common Stock of the Company which normally are subject to restrictions on sale (“Restricted Stock”); (c) directors, Officers, employees and consultants of the Company and Related Corporations opportunities to receive grants of stock appreciation rights (“SARs”); and (d) directors, Officers, employees and consultants of the Company and Related Corporations opportunities to receive grants of restricted stock units (“RSUs”). Non-Qualified Options are referred to hereafter as “Options.” Options, Restricted Stock, RSUs and SARs are sometimes referred to hereafter collectively as “Stock Rights.” Any of the Options and/or Stock Rights may in the Board of Directors’ or Compensation Committee’s discretion be issued in tandem to one or more other Options and/or Stock Rights to the extent permitted by law.

(b) For purposes of the Plan, capitalized words and terms shall have the following meaning:

“Board” means the board of directors of the Company.

“Chairman” means the Chairman of the Board.

“Change of Control” means the occurrence of any of the following events: (i) the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets in a transaction which requires shareholder approval under applicable state law; or (ii) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least 50% of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

“Code” shall have the meaning given to it in Section 1(a).

“Common Stock” shall have the meaning given to it in Section 1(a).

“Company” shall have the meaning given to it in Section 1(a).

“Compensation Committee” means the compensation committee of the Board, if any, which shall consist of two or more members of the Board, each of whom shall be both an “outside director” within the meaning of Section 162(m) of the Code and a “non-employee director” within the meaning of Rule 16b-3.  All references in this Plan to the Compensation Committee shall mean the Board when (i) there is no Compensation Committee or (ii) the Board has retained the power to administer this Plan.

“Disability” means “permanent and total disability” as defined in Section 22(e)(3) of the Code or successor statute.

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“Exchange Act” shall mean the Securities Exchange Act of 1934.

“Fair Market Value” shall be determined as of the last Trading Day before the date a Stock Right is granted and shall mean:

(1)        the closing price on the principal market if the Common Stock is listed on a national securities exchange or the OTCQB or OTCQX.

(2)        if the Company’s shares are not listed on a national securities exchange or the OTCQB or OTCQX, then the closing price if reported or the average bid and asked price for the Company’s shares as published by OTC Markets Group, Inc.;

(3)        if there are no prices available under clauses (1) or (2), then Fair Market Value shall be based upon the average closing bid and asked price as determined following a polling of all dealers making a market in the Company’s Common Stock; or

(4)       if there is no regularly established trading market for the Company’s Common Stock or if the Company’s Common Stock is listed, quoted or reported under clauses (1) or (2) but it trades sporadically rather than every day, the Fair Market Value shall be established by the Board or the Compensation Committee taking into consideration all relevant factors including the most recent price at which the Company’s Common Stock was sold.

“Non-Qualified Options” shall have the meaning given to it in Section 1(a).

“Officers” means a person who is an executive officer of the Company and is required to file ownership reports under Section 16(a) of the Exchange Act.

“Options” shall have the meaning given to it in Section 1(a).

“Plan” shall have the meaning given to it in Section 1(a).

“Related Corporations” shall mean a corporation which is a subsidiary corporation with respect to the Company within the meaning of Section 424(f) of the Code.

“Restricted Stock” shall have the meaning contained in Section 1(a).

“RSU” shall have the meaning given to it in Section 1(a).

“SAR” shall have the meaning given to it in Section 1(a).

“Securities Act” means the Securities Act of 1933.

“Stock Rights” shall have the meaning given to it in Section 1(a).

“Trading Day” shall mean a day on which The Nasdaq Stock Market LLC is open for business.

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This Plan is intended to comply in all respects with Rule 16b-3 (“Rule 16b-3”) and its successor rules as promulgated under Section 16(b) of the Exchange Act for participants who are subject to Section 16 of the Exchange Act. To the extent any provision of the Plan or action by the Plan administrators fails to so comply, it shall be deemed null and void to the extent permitted by law and deemed advisable by the Plan administrators. Provided, however, such exercise of discretion by the Plan administrators shall not interfere with the contract rights of any grantee. In the event that any interpretation or construction of the Plan is required, it shall be interpreted and construed in order to ensure, to the maximum extent permissible by law, that such grantee does not violate the short-swing profit provisions of Section 16(b) of the Exchange Act and that any exemption available under Rule 16b-3 or other rule is available.

2. Administration of the Plan.

(a) The Plan may be administered by the entire Board or by the Compensation Committee. Once appointed, the Compensation Committee shall continue to serve until otherwise directed by the Board. A majority of the members of the Compensation Committee shall constitute a quorum, and all determinations of the Compensation Committee shall be made by the majority of its members present at a meeting. Any determination of the Compensation Committee under the Plan may be made without notice or meeting of the Compensation Committee by a writing signed by all of the Compensation Committee members. Subject to ratification of the grant of each Stock Right by the Board (but only if so required by applicable state law), and subject to the terms of the Plan, the Compensation Committee shall have the authority to (i) determine (from among the class of individuals and entities eligible under Section 3 to receive Non-Qualified Options, Restricted Stock, RSUs and SARs) to whom Non-Qualified Options, Restricted Stock, RSUs and SARs may be granted; (ii) determine when Stock Rights may be granted; (iii) determine the exercise prices of Stock Rights other than Restricted Stock and RSUs, which shall not be less than the Fair Market Value; (iv) determine whether each Option granted shall be a Non-Qualified Option; (v) determine when Stock Rights shall become exercisable, the duration of the exercise period and when each Stock Right shall vest; (vi) determine whether restrictions such as repurchase options are to be imposed on shares subject to or issued in connection with Stock Rights, and the nature of such restrictions, if any, and (vii) interpret the Plan and promulgate and rescind rules and regulations relating to it. The interpretation and construction by the Compensation Committee of any provisions of the Plan or of any Stock Right granted under it shall be final, binding and conclusive unless otherwise determined by the Board. The Compensation Committee may from time to time adopt such rules and regulations for carrying out the Plan as it may deem best.

No members of the Compensation Committee or the Board shall be liable for any action or determination made in good faith with respect to the Plan or any Stock Right granted under it. No member of the Compensation Committee or the Board shall be liable for any act or omission of any other member of the Compensation Committee or the Board or for any act or omission on his own part, including but not limited to the exercise of any power and discretion given to him under the Plan, except those resulting from his own gross negligence or willful misconduct.

(b) The Compensation Committee may select one of its members as its Chairman and shall hold meetings at such time and places as it may determine. All references in this Plan to the Compensation Committee shall mean the Board if no Compensation Committee has been appointed. From time to time the Board may increase the size of the Compensation Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused or remove all members of the Compensation Committee and thereafter directly administer the Plan.

(c) Stock Rights may be granted to members of the Board, whether such grants are in their capacity as directors, Officers or consultants. All grants of Stock Rights to members of the Board shall in all other respects be made in accordance with the provisions of this Plan applicable to other eligible persons. Members of the Board who are either (i) eligible for Stock Rights pursuant to the Plan or (ii) have been granted Stock Rights may vote on any matters affecting the administration of the Plan or the grant of any Stock Rights pursuant to the Plan.

(d) In addition to such other rights of indemnification as he or she may have as a member of the Board, and with respect to administration of the Plan and the granting of Stock Rights under it, each member of the Board and of the Compensation Committee shall be entitled without further act on his part to indemnification from the Company for all expenses (including advances of litigation expenses, the amount of judgment and the amount of approved settlements made with a view to the curtailment of costs of litigation) reasonably incurred by him in connection with or arising out of any action, suit or proceeding, including any appeal thereof, with respect to the administration of the Plan or the granting of Stock Rights under it in which he may be involved by reason of his being or having been a member of the Board or the Compensation Committee, whether or not he continues to be such member of the Board or the Compensation Committee at the time of the incurring of such expenses; provided, however, that such indemnity shall be subject to the limitations contained in any Indemnification Agreement between the Company and the Board member or Officer. The foregoing right of indemnification shall inure to the benefit of the heirs, executors or administrators of each such member of the Board or the Compensation Committee and shall be in addition to all other rights to which such member of the Board or the Compensation Committee would be entitled to as a matter of law, contract or otherwise.

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(e) The Board may delegate the powers to grant Stock Rights to Officers to the extent not precluded by the Nevada Revised Statutes.

3. Eligible Employees and Others.  Subject to compliance with Rule 16b-3 and other applicable securities laws, Non-Qualified Options, Restricted Stock, RSUs and SARs may be granted to any director (whether or not an employee), Officers, employees or consultants of the Company or any Related Corporation. The Compensation Committee may take into consideration a recipient’s individual circumstances in determining whether to grant a Non-Qualified Option, Restricted Stock, RSUs or a SAR. Granting of any Stock Right to any individual or entity shall neither entitle that individual or entity to, nor disqualify him from participation in, any other grant of Stock Rights.

4. Common Stock. The Common Stock subject to Stock Rights shall be authorized but unissued shares of Common Stock, or shares of Common Stock reacquired by the Company in any manner, including purchase, forfeiture or otherwise. The aggregate number of shares of Common Stock which may be issued pursuant to the Plan is no more than 15% of the outstanding shares of Common Stock on a fully diluted basis giving effect to the exercise and conversion of all outstanding common stock equivalents issued outside of this Plan including convertible notes, convertible preferred stock and warrants less any Stock Rights previously granted or exercised subject to adjustment as provided below in this Section 4 and in Section 14 (the “Share Reserve”). Any such shares may be issued under Non-Qualified Options, Restricted Stock, RSUs or SARs, so long as the number of shares so issued does not exceed the limitations in this Section. If any Stock Rights granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, or if the Company shall reacquire any unvested shares, the unpurchased shares subject to such Stock Rights and any unvested shares so reacquired by the Company shall again be available for grants under the Plan. For the avoidance of doubt, in the event that (i) the payment of the exercise price of any Stock Right, or (ii) the satisfaction of any tax withholding obligations arising from any Stock Right is made by withholding of shares of Common Stock by the Company, the shares so withheld shall again become available for grants under the Plan.

The Share Reserve will automatically increase on January 1st of each year (each, an “Increase Date”), for a period of seven years commencing on January 1, 2025 and ending on (and including) January 1, 2032, in an amount equal to 5% of the total number of shares of Common Stock outstanding on December 31 of the preceding calendar year on a fully diluted basis giving effect to the exercise and conversion of all outstanding common stock equivalents issued outside of this Plan including convertible notes, convertible preferred stock and warrants less any Stock Rights previously granted or exercised subject to adjustment as provided in Section 14. Notwithstanding the foregoing, the Board may determine, at any time prior to the Increase Date for a given year to provide that there will be no increase in the Share Reserve hereunder for such year, or that the increase in the Share Reserve for such year will be a lesser number of shares of Common Stock than would otherwise occur pursuant to the preceding sentence. For the avoidance of doubt, the Share Reserve in this Section 4 is a limitation on the number of shares of Common Stock that may be issued pursuant to the Plan. Shares may be authorized and issued under the Plan in connection with a merger or acquisition as permitted by NYSE Listed Company Manual Section 303A.08 or the rules of another applicable principal market without the need for shareholder approval (to the extent so provided in the applicable principal market rule(s)), in which case such authorization or issuance will not reduce the number of shares of Common Stock available for grant or issuance under the Plan.

5. Granting of Stock Rights.

(a) The date of grant of a Stock Right under the Plan will be the date specified by the Board or Compensation Committee at the time it grants the Stock Right; provided, however, that such date shall not be prior to the date on which the Board or Compensation Committee acts to approve the grant.

(b) The Board or Compensation Committee shall grant Stock Rights to participants that it, in its sole discretion, selects. Stock Rights shall be granted on such terms as the Board or Compensation Committee shall determine.

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(c) A SAR entitles the holder to receive, as designated by the Board or Compensation Committee, cash or shares of Common Stock, value equal to (or otherwise based on) the excess of: (a) the Fair Market Value of a specified number of shares of Common Stock at the time of exercise over (b) an exercise price established by the Board or Compensation Committee. The exercise price of each SAR granted under this Plan shall be established by the Compensation Committee or shall be determined by a method established by the Board or Compensation Committee at the time the SAR is granted, provided the exercise price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of the grant of the SAR, or such higher price as is established by the Board or Compensation Committee. A SAR shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Board or Compensation Committee. Shares of Common Stock delivered pursuant to the exercise of a SAR shall be subject to such conditions, restrictions and contingencies as the Board or Compensation Committee may establish in the applicable SAR agreement or document, if any. The Board or Compensation Committee, in its discretion, may impose such conditions, restrictions and contingencies with respect to shares of Common Stock acquired pursuant to the exercise of each SAR as the Board or Compensation Committee determines to be desirable. A SAR under the Plan shall be subject to such terms and conditions, not inconsistent with the Plan, as the Board or Compensation Committee shall, in its discretion, prescribe. The terms and conditions of any SAR to any grantee shall be reflected in such form of agreement as is determined by the Board or Compensation Committee. A copy of such document, if any, shall be provided to the grantee, and the Board or Compensation Committee may condition the granting of the SAR on the grantee executing such agreement.

(d) An RSU gives the grantee the right to receive a number of shares of the Company’s Common Stock on applicable vesting or other dates. Delivery of the RSUs may be deferred beyond vesting as determined by the Board or Compensation Committee. RSUs shall be evidenced by an RSU agreement in the form determined by the Board or Compensation Committee. With respect to an RSU, which becomes non-forfeitable due to the lapse of time, the Compensation Committee shall prescribe in the RSU agreement the vesting period. With respect to the granting of the RSU, which becomes non-forfeitable due to the satisfaction of certain pre-established performance-based objectives imposed by the Board or Compensation Committee, the measurement date of whether such performance-based objectives have been satisfied shall be a date no earlier than the first anniversary of the date of the RSU. A recipient who is granted an RSU shall possess no incidents of ownership with respect to such underlying Common Stock, although the RSU agreement may provide for payments in lieu of dividends to such grantee.

(e) Notwithstanding any provision of this Plan, the Board or Compensation Committee may impose conditions and restrictions on any grant of Stock Rights including forfeiture of vested Options, cancellation of Common Stock acquired in connection with any Stock Right and forfeiture of profits.

(f) The Options and SARs shall not be exercisable for a period of more than 10 years from the date of grant.

6. Sale of Shares. The shares underlying Stock Rights granted to any Officer, director or a beneficial owner of 10% or more of the Company’s securities registered under Section 12 of the Exchange Act shall not be sold, assigned or transferred by the grantee until at least six months elapse from the date of the grant thereof.

7. Minimum Option Price and Other Limitations. The exercise price per share relating to all Options granted under the Plan shall not be less than the Fair Market Value per share of Common Stock on the last trading day prior to the date of such grant. For purposes of determining the exercise price, the date of the grant shall be the date of approval by the Board or Compensation Committee or the Board.

8. Duration of Stock Rights. Subject to earlier termination as provided in Sections 5, 9, 10 and 11, each Option and SAR shall expire on the date specified in the original instrument granting such Stock Right, provided, however, that such instrument must comply with Rule 16b-3 with regard to all Stock Rights granted pursuant to the Plan to Officers, directors and 10% shareholders of the Company.

9. Exercise of Options and SARs; Vesting of Stock Rights. Subject to the provisions of Sections 9 through 13, each Option and SAR granted under the Plan shall be exercisable as follows:

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(a) The Options and SARs shall either be fully vested and exercisable from the date of grant or shall vest and become exercisable in such installments as the Board or Compensation Committee may specify.

(b) Once an installment becomes exercisable it shall remain exercisable until expiration or termination of the Option and SAR, unless otherwise specified by the Board or Compensation Committee.

(c) Each Option and SAR or installment, once it becomes exercisable, may be exercised at any time or from time to time, in whole or in part, for up to the total number of shares with respect to which it is then exercisable.

(d) The Board or Compensation Committee shall have the right to accelerate the vesting date of any installment of any Stock Right.

10. Termination of Employment. Subject to any greater restrictions or limitations as may be imposed by the Board or Compensation Committee or by a written agreement, if an optionee ceases to be employed by the Company and all Related Corporations other than by reason of death or Disability, no further installments of his Options shall vest or become exercisable, and his Options shall terminate as provided for in the grant or on the day 12  months after the day of the termination of his employment, whichever is earlier, but in no event later than on their specified expiration dates. Employment shall be considered as continuing uninterrupted during any bona fide leave of absence (such as those attributable to illness, military obligations or governmental service) provided that the period of such leave does not exceed 90 days or, if longer, any period during which such optionee’s right to re-employment is guaranteed by statute. A leave of absence with the written approval of the Board shall not be considered an interruption of employment under the Plan, provided that such written approval contractually obligates the Company or any Related Corporation to continue the employment of the optionee after the approved period of absence.

11. Death; Disability. Unless otherwise determined by the Board or Compensation Committee or by a written agreement:

(a) If the holder of an Option or SAR ceases to be employed by the Company and all Related Corporations by reason of his death, any Options or SARs held by the optionee may be exercised to the extent he could have exercised it on the date of his death, by his estate, personal representative or beneficiary who has acquired the Options or SARs by will or by the laws of descent and distribution, at any time prior to the earlier of: (i) the Options’ or SARs’ specified expiration date or (ii) one year from the date of death.

(b) If the holder of an Option or SAR ceases to be employed by the Company and all Related Corporations, or a director or Director Advisor can no longer perform his duties, by reason of his Disability, any Options or SARs held by the optionee may be exercised to the extent he could have exercised it on the date of termination due to Disability until the earlier of (i) the Options’ or SARs’ specified expiration date or (ii) one year from the date of the termination.

12. Assignment, Transfer or Sale. All Stock Rights are transferable subject to compliance with applicable securities laws and Section 6 of this Plan.

13. Terms and Conditions of Stock Rights. Stock Rights shall be evidenced by instruments (which need not be identical) in such forms as the Board or Compensation Committee may from time to time approve. Such instruments shall conform to the terms and conditions set forth in Sections 5 through 12 hereof and may contain such other provisions as the Board or Compensation Committee deems advisable which are not inconsistent with the Plan. In granting any Stock Rights, the Board or Compensation Committee may specify that Stock Rights shall be subject to the restrictions set forth herein, or to such other termination and cancellation provisions as the Board or Compensation Committee may determine. The Board or Compensation Committee may from time to time confer authority and responsibility on one or more of its own members and/or one or more Officers of the Company to execute and deliver such instruments. The proper Officers of the Company are authorized and directed to take any and all action necessary or advisable from time to time to carry out the terms of such instruments.

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14. Adjustments Upon Certain Events.

(a) Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Stock Right, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Stock Rights have yet been granted or which have been returned to the Plan upon cancellation or expiration of a Stock Right, as well as the price per share of Common Stock (or cash, as applicable) covered by each such outstanding Option or SAR, shall be proportionately adjusted for any increases or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company or the voluntary cancellation whether by virtue of a cashless exercise of a derivative security of the Company or otherwise shall not be deemed to have been “effected without receipt of consideration.”  Such adjustment shall be made by the Board or Compensation Committee, whose determination in that respect shall be final, binding and conclusive.  Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to a Stock Right. No adjustments shall be made for dividends or other distributions paid in cash or in property other than securities of the Company.

(b) In the event of the proposed dissolution or liquidation of the Company, the Board or Compensation Committee shall notify each participant as soon as practicable prior to the effective date of such proposed transaction.  To the extent it has not been previously exercised, a Stock Right will terminate immediately prior to the consummation of such proposed action.

(c) In the event of a merger of the Company with or into another corporation, or a Change of Control, each outstanding Stock Right shall be assumed (as defined below) or an equivalent option or right substituted by the successor corporation or a parent or subsidiary of the successor corporation.  In the event that the successor corporation refuses to assume or substitute for the Stock Rights, the participants shall fully vest in and have the right to exercise their Stock Rights as to which it would not otherwise be vested or exercisable.  If a Stock Right becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Board or Compensation Committee shall notify the participant in writing or electronically that the Stock Right shall be fully vested and exercisable for a period of at least 15 days from the date of such notice, and any Options or SARs shall terminate one minute prior to the closing of the merger or sale of assets.

For the purposes of this Section 14(c), the Stock Right shall be considered “assumed” if, following the merger or Change of Control, the option or right confers the right to purchase or receive, for each share of Common Stock subject to the Stock Right immediately prior to the merger or Change of Control, the consideration (whether stock, cash, or other securities or property) received in the merger or Change of Control by holders of Common Stock for each share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or Change of Control is not solely common stock of the successor corporation or its parent, the Board or Compensation Committee may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Stock Right, for each share of Common Stock subject to the Stock Right, to be solely common stock of the successor corporation or its parent equal in Fair Market Value to the per share consideration received by holders of Common Stock in the merger or Change of Control.

(d) No fractional shares shall be issued under the Plan and the optionee shall receive from the Company cash in lieu of such fractional shares.

15. Means of Exercising Stock Rights.

(a) An Option or SAR (or any part or installment thereof) shall be exercised by giving written notice to the Company at its principal office address. Such notice shall identify the Stock Right being exercised and specify the number of shares as to which such Stock Right is being exercised, accompanied by full payment of the exercise price therefor (to the extent it is exercisable in cash) either (i) in United States dollars by check or wire transfer; or (ii) at the discretion of the Board or Compensation Committee, through delivery of shares of Common Stock having a Fair Market Value equal as of the date of the exercise to the cash exercise price of the Stock Right or such other formula as may be approved by the Board or Compensation Committee; or (iii) at the discretion of the Board or Compensation Committee, by any combination of (i) and (ii) above. The holder of a Stock Right shall not have the rights of a shareholder with respect to the shares covered by his Stock Right until the date of issuance of a stock certificate to him for such shares. Except as expressly provided above in Section 14 with respect to changes in capitalization and stock dividends, no adjustment shall be made for dividends or similar rights for which the record date is before the date such stock certificate is issued.

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(b) Each notice of exercise shall, unless the shares of Common Stock are covered by a then current registration statement under the Securities Act, contain the holder’s acknowledgment in form and substance satisfactory to the Company that (i) such shares are being purchased for investment and not for distribution or resale (other than a distribution or resale which, in the opinion of counsel satisfactory to the Company, may be made without violating the registration provisions of the Securities Act), (ii) the holder has been advised and understands that (1) the shares have not been registered under the Securities Act and are “restricted securities” within the meaning of Rule 144 under the Securities Act and are subject to restrictions on transfer and (2) the Company is under no obligation to register the shares under the Securities Act or to take any action which would make available to the holder any exemption from such registration, and (iii) such shares may not be transferred without compliance with all applicable federal and state securities laws. Notwithstanding the above, should the Company be advised by counsel that issuance of shares should be delayed pending registration under federal or state securities laws or the receipt of an opinion that an appropriate exemption therefrom is available, the Company may defer exercise of any Stock Right granted hereunder until either such event has occurred.

16. Term, Termination and Amendment.

(a) This Plan was adopted by the Board.  This Plan may be approved by the Company’s shareholders.

(b) The Board may terminate the Plan at any time.  Unless sooner terminated, the Plan shall terminate 10 years from the date the Board adopts the Plan.  No Stock Rights may be granted under the Plan once the Plan is terminated.  Termination of the Plan shall not impair rights and obligations under any Stock Right granted while the Plan is in effect, except with the written consent of the grantee.

(c) The Board at any time, and from time to time, may amend the Plan.  Provided, however, except as provided in Section 14 relating to adjustments in Common Stock, no amendment shall be effective unless approved by the shareholders of the Company to the extent (i) shareholder approval is necessary to satisfy the requirements of Section 422 of the Code or (ii) required by the rules of the principal national securities exchange or trading market upon which the Company’s Common Stock trades. Rights under any Stock Rights granted before amendment of the Plan shall not be impaired by any amendment of the Plan, except with the written consent of the grantee.

(d) The Board at any time, and from time to time, may amend the terms of any one or more Stock Rights; provided, however, that the rights under the Stock Right shall not be impaired by any such amendment, except with the written consent of the grantee.

17. Application of Funds. The proceeds received by the Company from the sale of shares pursuant to Options or SARS (if cash settled) granted under the Plan shall be used for general corporate purposes.

18. Governmental Regulations. The Company’s obligation to sell and deliver shares of the Common Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such shares.

19. Withholding of Additional Income Taxes. In connection with the granting, exercise or vesting of a Stock Right or the making of a Disqualifying Disposition the Company, in accordance with Section 3402(a) of the Code, may require the optionee to pay additional withholding taxes in respect of the amount that is considered compensation includable in such person’s gross income.

To the extent that the Company is required to withhold taxes for federal income tax purposes as provided above, if any optionee may elect to satisfy such withholding requirement by (i) paying the amount of the required withholding tax to the Company; (ii) delivering to the Company shares of its Common Stock (including shares of Restricted Stock) previously owned by the optionee; or (iii) having the Company retain a portion of the shares covered by an Option exercise. The number of shares to be delivered to or withheld by the Company times the Fair Market Value of such shares or such other formula as may be approved by the Board or Compensation Committee pursuant to the Plan shall equal the cash required to be withheld.

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20. Continued Employment. The grant of a Stock Right pursuant to the Plan shall not be construed to imply or to constitute evidence of any agreement, express or implied, on the part of the Company or any Related Corporation to retain the grantee in the employ of the Company or a Related Corporation, as a member of the Company’s Board or in any other capacity, whichever the case may be.

21. Governing Law; Construction. The validity and construction of the Plan and the instruments evidencing Stock Rights shall be governed by the laws of the State of Nevada. In construing this Plan, the singular shall include the plural and the masculine gender shall include the feminine and neuter, unless the context otherwise requires.

22. (a) Forfeiture of Stock Rights Granted to Employees or Consultants. Notwithstanding any other provision of this Plan, and unless otherwise provided for in a Stock Rights Agreement, all vested or unvested Stock Rights granted to employees or consultants shall be immediately forfeited at the discretion of the Board if any of the following events occur:

(1) Termination of the relationship with the grantee for cause including, but not limited to, fraud, theft, dishonesty and violation of Company policy;

(2) Purchasing or selling securities of the Company in violation of the Company’s insider trading guidelines then in effect;

(3) Breaching any duty of confidentiality including that required by the Company’s insider trading guidelines then in effect;

(4) Competing with the Company;

(5) Being unavailable for consultation after leaving the Company’s employment if such availability is a condition of any agreement between the Company and the grantee;

(6) Recruitment of Company personnel after termination of employment, whether such termination is voluntary or for cause;

(7) Failure to assign any invention or technology to the Company if such assignment is a condition of employment or any other agreements between the Company and the grantee; or

(8) A finding by the Board that the grantee has acted disloyally and/or against the interests of the Company.

Notwithstanding the foregoing, the foregoing 8 clauses shall not impact the Company’s ability pursuant to Rule 10D-1 of the Securities Exchange Act of 1934 and the related rules promulgated by the New York Stock Exchange, to recover reasonably, promptly and completely the amount of erroneously awarded incentive-based compensation if the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws.

(b) Forfeiture of Stock Rights Granted to Directors.  Notwithstanding any other provision of this Plan, and unless otherwise provided for in a Stock Rights Agreement, all vested or unvested Stock Rights granted to directors shall be immediately forfeited at the discretion of the Board if any of the following events occur:

(1) Purchasing or selling securities of the Company in violation of the Company’s insider trading guidelines then in effect;

(2) Breaching any duty of confidentiality including that required by the Company’s insider trading guidelines then in effect;

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(3) Competing with the Company;

(4) Recruitment of Company personnel after ceasing to be a director;

or

(5) A finding by the Board that the grantee has acted disloyally and/or against the interests of the Company.

The Company may impose other forfeiture restrictions which are more or less restrictive and require a return of profits from the sale of Common Stock as part of said forfeiture provisions if such forfeiture provisions and/or return of provisions are contained in a Stock Rights Agreement.

(c) Profits on the Sale of Certain Shares; Redemption.  If any of the events specified in Section 22(a) or (b) of the Plan occur within one year from the date the grantee last performed services for the Company in the capacity for which the Stock Rights were granted (the  “Termination Date”) (or such longer period required by any written agreement), all profits earned from the sale of the Company’s securities, including the sale of shares of Common Stock underlying the Stock Rights, during the two-year period commencing one year prior to the Termination Date shall be forfeited and immediately paid by the grantee to the Company.  Further, in such event, the Company may at its option redeem shares of Common Stock acquired upon exercise of the Stock Right by payment of the exercise price to the grantee.  To the extent that another written agreement with the Company extends the events in Section 22(a) or (b) beyond one year following the Termination Date, the two-year period shall be extended by an equal number of days. The Company’s rights under this Section 22(c) do not lapse one year form the Termination Date but are contract rights subject to any appropriate statutory limitation period.

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